UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2020

MARTIN MIDSTREAM PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-50056	05-0527861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4200 Stone Road

Kilgore, Texas 75662

(Address of principal executive offices) (Zip Code)

(903) 983-6200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partnership interests	MMLP	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on June 25, 2020, Martin Midstream Partners L.P. (the “Partnership”), its general partner, Martin Midstream GP LLC, certain subsidiaries of the Partnership, and certain holders (the “Supporting Holders”) that, as of the date hereof, beneficially owned approximately 74.3% in principal amount of the Partnership’s 7.25% senior unsecured notes due 2021 (the “Existing Notes”), entered into the Restructuring Support Agreement (as amended, the “Restructuring Support Agreement”), which was filed as Exhibit 10.1 to the Partnership’s Current Report on Form 8-K on June 26, 2020. The Restructuring Support Agreement was amended on July 7, 2020 to waive and extend certain requirements therein, as previously disclosed on the Partnership’s Current Report on Form 8-K on July 9, 2020.

On July 31, 2020, pursuant to the provisions of the Restructuring Support Agreement, the required amount of consenting Supporting Holders (the “Consenting Noteholders”) agreed to (i) reduce the minimum participation condition with respect to the previously announced exchange offer and separate but concurrent cash tender offer for the Existing Notes from 95% in aggregate principal amount of the Existing Notes to 92% in aggregate principal amount of the Existing Notes; and (ii) extend the date by which a majority in amount of the then-current lenders under Martin Operating Partnership L.P.’s (a wholly owned subsidiary of the Partnership) revolving credit facility must become party to the Restructuring Support Agreement until August 17, 2020 at 11:59 p.m. (prevailing Eastern Time), at which time, if the exchange offer and cash tender offer have closed, the Consenting Noteholders and the Partnership have agreed to permanently waive such requirement. As of August 5, 2020, $335,576,000, or approximately 92.08%, of the holders of the Existing Notes have participated in the exchange offer or cash tender offer, as applicable.

This report shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any of these securities, in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The notes to be offered in the exchange offer have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P.

By: Martin Midstream GP LLC,
Its General Partner

Date: August 6, 2020	By:	/s/ Robert D. Bondurant
	Name:	Robert D. Bondurant
	Title:	Executive Vice President, Treasurer, Principal Accounting Officer and Chief Financial Officer